UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 16, 2018

PAYMEON, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-53574	20-4959207
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(I.R.S Employer Identification Number)

2688 NW 29th Terrace, Building 13, Oakland Park, Florida 33311

(Address of Principal Executive Offices) (Zip Code)

844-422-7258

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 16, 2018, Vincent L. Celentano resigned as Chief Executive and Principal Financial Officer of Paymeon, Inc. (the “Company”).  Mr. Celentano will retain his position as a member of the Company’s Board of Directors.

On August 16, 2018, the Company appointed David Anderson, age 55, as Interim Chief Executive and Principal Financial Officer for the Company.  In connection with his appointment, the Company entered into a six-month consulting agreement with Mr. Anderson.  Under the agreement, Mr. Anderson will receive total cash compensation of $65,000 and will be granted warrants to purchase 1 million common shares of the Company for cash at an exercise price of $0.1235 per share.  The warrants are immediately vested and have a 5-year term.

Mr. Anderson has more than 25 years’ experience in the construction and agricultural industries, having devoted significant specialization to the manufacture of specialized plastics and composite materials.

From 1998 until the sale of the company in 2013, Mr. Anderson served in various management positions at FabPro Oriented Polymers, Inc.  Mr. Anderson worked with Monahan Filaments from 2013 to 2014, where he helped create a new macro fiber division, including all budgeting and the development of training mechanisms, sales and marketing systems, supply chain management and the distribution network.  From January 2014 to March 2017, Mr. Anderson served as a contracted consultant to Bergkamp Equipment, Inc., working to establish and bring to market the company’s International Pavement Preservation Equipment line. Since March 2017, Mr. Anderson has served various clients as a consultant.

Mr. Anderson has extensive experience in plant operations and compliance, has developed and completed successful projects throughout North America and has served in positions related to all aspects of corporate development for various entities, including in sales, marketing and business development for two elite manufacturers that specialize in varying extrusion processes, Monahan Filaments (Formerly Specialized Filaments) and Fabpro Oriented Polymers, Inc.  Prior to working with Monahan, Mr. Anderson spent more than 16 years at Fabpro, where he led the growth of the company to $73 million in sales and oversaw it becoming the largest producer of synthetic fibers for reinforcement in North America.  As an industry consultant, Mr. Anderson has utilized his manufacturing and business experience to provide manufacturing companies with leadership for Turn-Arounds, Professional Training and Growth Programs.

There are no family relationships between Mr. Anderson and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer.  There has not been any transaction, since the beginning of the Company's last fiscal year, and there is not any currently proposed transaction, involving in excess of $120,000, in which the Company or any of its subsidiaries was or is to be a participant and in which Mr. Anderson had or will have a direct or indirect material interest.

Item 8.01.  Other Events.

On or about August 22, 2018, the Company issued a press release regarding the foregoing.  A copy of such press release is furnished as Exhibit 99.1 to, and incorporated by reference in, this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(d)

Exhibits.

99.1

Press release of Paymeon, Inc., dated August 22, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

PAYMEON, INC.

Date: August 22, 2018	By:	/s/ David Anderson
	Name:	David Anderson
	Title:	Interim CEO

EXHIBIT INDEX

99.1

Press release of Paymeon, Inc., dated August 22, 2018